Exhibit 99.1

MV Oil Trust

MV Oil Trust Announces No Third Quarter Distribution

MV OIL TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

Austin, Texas, October 6, 2008 – MV Oil Trust (NYSE Symbol – MVO) announces that the Trust will not be making a distribution of net profits for the third quarterly payment period ended September 30, 2008.  As previously reported, Eaglwing, L.P. purchased substantially all of the crude oil production of the underlying properties, subject to the net profits interest held by MV Oil Trust, for the month of June 2008 and for the first 18 days of July 2008.  Eaglwing subsequently filed a voluntary petition for reorganization under the U.S. bankruptcy code and still has not paid the purchase price for such purchases.  Because of Eaglwing’s bankruptcy, there are not sufficient net proceeds for MV Oil Trust to make a payment for the scheduled quarterly distribution in October 2008.  The bankruptcy has also delayed the normal flow of accounting information from Eaglwing.  The volumes, the prices, the deficit for the quarter and other details regarding the underlying properties are currently being accumulated and will be set forth in the Trust’s report on Form 10-Q for the quarterly period ended September 30, 2008.

Effective July 1, 2008, the name of The Bank of New York Trust Company, N.A. was changed to The Bank of New York Mellon Trust Company, N.A.

Contact:                                                   MV Oil Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

Mike Ulrich

(512) 236-6599

919 Congress Avenue, Austin, TX 78701